                                                                    EXHIBIT 21.1
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                                 SUBSIDIARIES

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
                                                                           State or Other
                                                                         Jurisdiction of Each
                                                                            Subsidiary's
                                                                          Incorporation or
REGISTRANT                                                                  Organization
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
National Equipment        Albany Ladder Company, Inc. (1)                     New York
  Services, Inc.          Barricade Light & Rental, Inc.                      Arizona
                          BAT Acquisition Corp. (2)                           Delaware
                          Carl's Mid South Rent-All Center Incorporated       Tennessee
                          Falconite Aviation, Inc.                            Delaware
                          Falconite Equipment, Inc. (3)                       Illinois
                          Falconite, Inc.                                     Illinois
                          Falconite Rebuild Center, Inc.                      Kentucky
                          Mayer-Hammant Equipment, L.L.C.                     Louisiana
                          McCurry & Falconite Equipment Co., Inc.             Alabama
                          M&M Properties, Inc. (4)                            Alabama
                          NES Acquisition Corp. (5)                           Delaware
                          NES East Acquisition Corp. (6)                      Delaware
                          NES Michigan Acquisition Corp. (7)                  Delaware
                          Rebel Studio Rentals, Inc. (8)                      California
                          Shaughnessy Crane Service, Inc. (9)                 Massachusetts
                          Wellesley Crane Service Co., Inc.                   Massachusetts

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Notes:
          (1) Albany Ladder Company, Inc. also does business under the names Albany Ladder Company and Albany Ladder Co.
          (2) BAT Acquisition Corp. also does business under the names BAT Rentals, Eagle, Eagle Scaffolding Equipment and Eagle Scaffolding.
          (3) Falconite Equipment, Inc. also does business under the names Falconite and Falconite, Inc.
          (4)  M&M Properties, Inc. also does business under the names
               M&M Equipment, Inc. and Falconite Equipment.
          (5) NES Acquisition Corp. also does business under the names Lone Star Rentals, Industrial Hoist Services, Sprintank, Sprint Industrial Services and Dragon Rentals.
          (6) NES East Acquisition Corp. also does business under the names Equipco Sales & Rentals, Equipco Rentals & Sales, Aerial Platforms, Inc., Aerial Platforms, CEC, Cormier Equipment Corporation and NES East Acquisition Corp. of Delaware.
          (7) NES Michigan Acquisition Corp. also does business under the names Worksafe and Grand Hi-Reach.
          (8) Rebel Studio Rentals, Inc. also does business under the name NES Studio Equipment.
          (9) Shaughnessy Crane Service, Inc. also does business under the names Shaughnessy Crane, Shaughnessy Crane Service, Shaughnessy Aerialifts and Shaughnessy Millwrights.